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                                                                  EXECUTION COPY

                                                                    EXHIBIT 99.3

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is entered into as of June 28, 2005 by and among: (i) Jarden Corporation, a Delaware corporation (the "Company"); (ii) The Jordan A. Kahn Family Limited Partnership, a Delaware limited partnership ("Kahn FLP"), (iii) Jordan A. Kahn ("Kahn"); (iv) Berkshire Investors LLC, a Delaware limited liability company ("Berkshire LLC"); (v) Berkshire Fund IV, Limited Partnership, a Delaware limited partnership ("Berkshire IV"); (vi) Berkshire Fund V, Limited Partnership, a Delaware limited partnership ("Berkshire V"); and (vii) the other AI Shareholders (as defined in the Merger Agreement) who became parties hereto by signing a joinder signature page and are holders of Shares (collectively, the "Other Holders", and together with Kahn FLP, Kahn, Berkshire LLC, Berkshire IV and Berkshire V, the "Specified Holders").

     WHEREAS, this Agreement is made in connection with the Agreement and Plan of Merger, dated as of June 28, 2005 (the "Merger Agreement"), among the Company, The Holmes Group, Inc., a Massachusetts corporation, and the Specified Holders, among other parties; and

     WHEREAS, in order to induce Company to enter into the Merger Agreement and consummate the Merger, the Specified Holders have agreed to accept part of the Merger Consideration in the form of Shares (as defined below); and

     WHEREAS, in order to induce the Specified Holders to accept part of the Merger Consideration in the form of Shares, the Company has agreed to provide the registration rights set forth in this Agreement;

     WHEREAS, the execution of this Agreement by the Specified Parties is a condition to Closing under the Merger Agreement; and

     WHEREAS, the Specified Holders have appointed and delegated Berkshire Partners, LLC, as Shareholders' Representative in the Merger Agreement (the "Shareholders' Representative") as its agent for certain matters, including the receipt of certain notifications and the authorization of certain acts contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

1.   Definitions

     Capitalized terms used herein without definition have the respective meanings set forth in the Merger Agreement. As used in this Agreement, the following terms have the following meanings:

     Exchange Act:              The Securities Exchange Act of 1934, as amended,
                                and the rules and regulations of the SEC promulgated thereunder.

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     Prospectus:                The prospectus included in any Registration
                                Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Securities Act Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     Registrable Securities:    All Shares and any securities issued or issuable
                                in respect of any of the Shares pursuant to any stock split, stock dividend, recapitalization, or similar event, provided, that a security shall cease to be a Registerable Security upon
                                (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act or other exemption from registration under the Securities
                                Act or (B) such security becomes eligible for sale by the Specified Holders pursuant to Rule
                                144(k).

     Registration Expenses:     All expenses in connection with the performance
                                of or compliance with Sections 2 and 3 hereof by the Company (other than selling commissions, brokerage discounts and fees of counsel, accountants or advisors of the Specified
                                Holders, except as provided in 4(c)) including, without limitation, all registration and filing fees, printing expenses, listing fees, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses; provided, however, that the Company shall pay 50% of the Specified Holders' fees of counsel up to a maximum amount of $5,000.

     Registration Statement:    Any registration statement of the Company filed
                                under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, amendments and supplements to such registration statement
                                (including, without limitation, post-effective amendments), all exhibits, and all material incorporated by reference or deemed to be incorporated reference in such registration statement.

     Rule 144:                  Rule 144 under the Securities Act, as such Rule
                                may be amended from time to time, or any similar rule or

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                                regulation hereafter adopted by the SEC having
                                substantially the same effect as such Rule
                                (excluding Rule 144A).

     Securities Act:            The Securities Act of 1933, as amended, and the
                                rules and regulations promulgated by the SEC thereunder.

     SEC:                       Securities and Exchange Commission.

     Shares: The Purchaser Common Stock comprising Stock Consideration issued to (i) each of the Specified Holders that become an AI Shareholder pursuant to the Merger Agreement on or prior to the Closing Date and (ii) such other AI Shareholders as Purchaser shall, in its sole discretion, designate in writing.

2.   Registration

     (a) Registration of Registrable Securities. The Company shall use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act covering the Registrable Securities (the "Registration"), provided that in no event shall the Company fail to file the Registration Statement later than November 15, 2005 (the date of such filing being the "Filing Date"). The Registration shall be on an appropriate form permitting registration of such Registrable Securities for resale by the Specified Holders.

     (b) Effectiveness. Upon filing of the Registration Statement, the Company shall use its commercially reasonable efforts to cause the Registration to be declared effective under the Securities Act (the date of effectiveness being the "Effective Date") and to remain continuously effective for a period of three years thereafter (the "Registration Period"). Without limiting the foregoing, except as provided herein, the Company will prepare and file with the SEC, as promptly as is reasonably practicable, such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement continuously effective through the Registration Period.

3.   Expenses and Procedures

     (a) Expenses of Registration. The Company shall pay all Registration Expenses. Selling commissions, brokerage discounts and fees of counsel (except as provided in Section 4(c)) and advisors for the Specified Holders shall be paid solely by the Specified Holders; provided, however, that the Company shall pay 50% of the Specified Holders' fees of counsel up to a maximum amount of $5,000.

     (b) Registration Procedures. Subject to compliance by the Company with applicable securities laws, rules and regulations, and the rules and regulations of the primary exchange on

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which Company Common Stock is listed, in the case of each registration, qualification or compliance effected by the Company pursuant to Section 2 hereof:

          (i) The Company will keep the Shareholders' Representative advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its own expense, the Company will furnish to the Shareholders' Representative such number of copies of the Registration Statement and all other documents incident thereto as the Shareholders' Representative from time to time may reasonably request.

          (ii) To the extent necessary for the disposition of the Shares, the Company will use its commercially reasonable efforts to register or qualify any Registrable Securities under such state securities or blue sky laws of such jurisdictions as the Specified Holders or the Shareholders' Representative shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Specified Holder to consummate the disposition in such jurisdictions of its Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or subject the Company to taxation in any jurisdiction in which it is not so qualified or subject.

          (iii) For so long as any Specified Holder owns Registrable Securities covered by any Registration Statement the Company will promptly notify the Shareholders' Representative, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Shareholders' Representative prepare and furnish to the Shareholders' Representative, a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (iv) The Company will use its commercially reasonable efforts to list such Registrable Securities on the primary securities exchange on which the Company Common Stock is then listed and to cause such Registrable Securities to remain listed on any such national securities exchange during the Registration Period.

          (v) The Company will provide a transfer agent and registrar for all Registrable Securities on or before the Effective Date.

          (vi) In connection with the preparation and filing of the Registration Statement, and before filing the Registration Statement, the Company will give the Shareholders' Representative, the Specified Holders and their respective counsel and accountants, the reasonable opportunity to review the Registration Statement, each

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     Prospectus included therein or filed or to be filed with the SEC, each amendment thereof or supplement thereto and give each of the aforementioned Persons such opportunities to discuss the business of the Company with its officers as shall be reasonably necessary to conduct a reasonable investigation within the meaning of the Securities Act.

          (vii) In the event of any underwritten public offering, the Company will enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

     (c) Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request, and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information after receiving such request. Such information shall be true and complete and it shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

     (d) Delay or Suspension. Notwithstanding anything herein to the contrary, the Company may, at any time, suspend the effectiveness of any Registration Statement for a period of not more than 45 days in the aggregate in any period of twelve consecutive calendar months (a "Suspension Period") by giving notice to the Specified Holders and/or the Shareholders' Representative, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material adverse effect on the Company. The Specified Holders agree by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of a Suspension Period, the Specified Holders shall forthwith discontinue disposition of such Registrable Securities under such Registration Statement or Prospectus until the Specified Holders (i) are advised in writing by the Company that the use of the applicable Prospectus may be resumed, (ii) have received copies of a supplemental or amended prospectus, if applicable, and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus. The Company shall prepare, file and furnish to the Shareholders' Representative promptly upon the expiration of any Suspension Period, appropriate supplements or amendments, if applicable, to the Prospectus and appropriate documents, if applicable, incorporated by reference in the Registration Statement.

4.   Indemnification

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Specified Holders, their respective officers, directors, stockholders, partners, members, managers, advisors, agents and employees, each person who controls any Specified Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, stockholders, partners, members, managers, advisors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, all reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon

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any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, except to the extent such untrue statement or omission is contained in any information furnished in writing by a Specified Holder to the Company specifically for use in such Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus or Prospectus if (i) such Specified Holder failed to send or deliver a copy of the Prospectus or Prospectus supplement with or prior to the delivery of written confirmation of the sale of Registrable Securities, and the Prospectus or any supplement thereto would have corrected such untrue statement or omission or (ii) such Specified Holder sends or delivers a copy of the Prospectus or any supplement thereto after receiving written notification from the Company that the Prospectus or any such supplement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. If requested, the Company shall also indemnify selling brokers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Specified Holders. Such indemnifications shall remain in full force and effect regardless of any investigation made by or on behalf of any Specified Holder and any of its officers, directors, stockholders, partners, members, managers, advisors, agents, employees or controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) after the date hereof and shall survive any transfer of Registrable Securities.

     (b) Indemnification by the Specified Holders. Each Specified Holder hereby severally, and not jointly (provided, that any claims against Berkshire LLC, Berkshire IV or Berkshire V shall be the joint and several obligations of each and such parties and proved further that any claims against Kahn or Kahn FLP V shall be the joint and several obligations of each and such parties), agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, stockholders, partners, members, managers, advisors, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, stockholders, partners, members, managers, advisors, agents and employees of any such controlling person, from and against all Losses arising out of or based upon (y) any untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by a Specified Holder to the Company specifically for use in such Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto or (z) such Specified Holder sending or delivering a copy of the Prospectus or any

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supplement thereto to another party after receiving written notification from the Company that the Prospectus or any such supplement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. If requested, each Specified Holder shall also indemnify selling brokers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Company. The Company shall be entitled to receive indemnities from accountants, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished by such persons for inclusion in any Registration Statement, Prospectus or preliminary prospectus, provided that the failure of the Company to obtain any such indemnity shall not relieve the Company of any of its obligations hereunder. Such indemnifications shall remain in full force and effect regardless of any investigation made by or on behalf of the Company of the information provided by the Specified Holders, or [Larry] or any Subsidiary of [Larry] prior to Closing, and any of their respective officers, directors, stockholders, partners, members, managers, advisors, agents, employees or controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) before or after the date hereof and shall survive any transfer of Registrable Securities.

     (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against, without limitation, any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party from which such indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided, however, that the failure or delay of an Indemnified Party to so notify the Indemnifying Party shall release the Indemnifying Party from its obligations hereunder only if and then only to the extent the Indemnifying Party is prejudiced by such failure or delay. All such fees and expenses (including, without limitation, any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the Indemnified Party, as incurred, within 20 days of written notice thereof to the Indemnifying Party; provided, however, that if the Indemnifying Party is subsequently determined not to have been liable to the Indemnified Party in accordance with this Section 4, such fees and expenses shall be returned promptly to the Indemnifying Party. Any such Indemnified Party shall have the right to employ separate counsel if any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne solely by such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the Indemnified Party in any such action, claim or proceeding, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the

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Indemnifying Party (in which case, if such Indemnified Party notifies the
Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all such Indemnified Parties unless in the opinion of counsel for such Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties, or among any of such Indemnified Parties, with respect to such action, claim or proceeding, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No Indemnifying Party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the release of such Indemnified Party from all liability in respect to such claim or litigation without the written consent (which consent will not be unreasonably withheld) of the indemnified party. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the written consent (which consent will not be unreasonably withheld) of the Indemnifying Party from which indemnity or contribution is sought.

     (d) Contribution. If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party under Section 4(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable Indemnifying Party in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (a) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations, or (b) if the allocation provided by clause (a) above is not permitted under applicable law or provides a lesser sum to the Indemnified Party than the amount payable hereunder, in the proportion as is appropriate to reflect not only the relative fault of the Indemnifying Party and the Indemnified Party, but also the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding

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paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Limitation. In no event shall the liability of any Specified Holder under this Section 4, whether by way of indemnification or contribution, exceed the net proceeds to such Specified Holder from the sale of Registrable Securities pursuant to such Registration Statement.

     (f) Survival. This Article 4 shall survive any termination or expiration of this Agreement.

5.   Reports Under Exchange Act

     With a view to making available to the Specified Holders the benefits of Rule 144 or any successor rule adopted by the SEC, in the event the Company's Registration Statement with respect to the Shares is not then effective with the SEC, the Company agrees to:

     (a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act or the Exchange Act; and

     (c) furnish to any Specified Holder within a reasonable time following receipt of a written request therefor (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing any Specified Holder to sell Shares pursuant to Rule 144.

6.   Miscellaneous

     (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be waived, amended, modified or supplemented without the written consent of the Shareholders' Representative or of Specified Holders holding at least a majority in interest of the Registrable Securities. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed by the waiving party.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next day air courier or telecopy: (i) if to a Specified Holder, initially to Shareholders' Representative, Berkshire Partners LLC, One Boston Place, Boston, MA 02108 , telecopier no. (617) 227-6105, attention Richard Lubin and to such Specified Holder at the address that may be set forth beneath

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its name on the signature page hereto, with a copy to Posternak Blankstein &
Lund LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-8004, telecopier no. (617) 367-2315, attn: Donald H. Siegel, P.C.; and (ii) if to the Company, initially at One Holmes Way, Milford, Massachusetts 01757, telecopier no. 508-634-7942, attention Jerry A. Kahn, with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, NY 10019, telecopier no. (212) 245-3009, attention Robert L. Lawrence, Esq. and Mitchell D. Hollander, Esq.; and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(b). All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) two business days after being deposited in the mail, postage prepaid, if mailed; (iii) one business day after being sent by next day air courier; and (iv) when receipt acknowledged, if telecopied.

     (c) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Each Other Holder shall become a party hereto by signing a Joinder Signature Page to this Agreement.

     (d) Headings. The headings in his Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (e) Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES. EACH PARTY TO THIS AGREEMENT, BY ITS EXECUTION HEREOF, (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR IF JURISDICTION THERETO IS NOT PERMITTED BY LAW, THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY) FOR THE PURPOSE OF ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF, (II) HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURT IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (III) HEREBY AGREES NOT TO COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF OTHER THAN BEFORE THE ABOVE-NAMED COURT NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION TO ANY COURT OTHER THAN THE ABOVE-NAMED COURT WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING

IN ANY MANNER PERMITTED BY NEW YORK LAW, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 6(b) IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

     (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, void or unenforceable.

     (g) Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees and assigns (each of which transferees and assigns shall be deemed to be a Specified Holder for all purposes hereof); provided, however, that (a) no party may assign less than all of its rights and obligations hereunder; and (b) no Specified Holder may assign its rights hereunder unless (i) it transfers all Shares issued in its name to its proposed assignees and (ii) its proposed assignees assumes all of the obligations of such Specified Holder hereunder. The rights of the Specified Holders hereunder and under any Registration Statement may be also exercised by the Paying Agent (as defined in the Seller Contribution and Indemnity Agreement, referred to in the Merger Agreement) or its successor, acting in its capacity as agent for the Specified Holders.

     (h) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter.

     (i) Waiver of Jury Trial. the parties hereby waive, and covenant that they will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Agreement or any of the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. The parties agree that any of them may file a copy of this paragraph with any court as evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:                                   JARDEN CORPORATION

                                           BY:  /s/ Desiree DeStefano
                                                --------------------------------
                                                Name:  Desiree DeStefano
                                                Title: Executive Vice President
                                                           of Finance

Specified Holders:                         BERKSHIRE INVESTORS LLC

                                           BY:  /s/ Jane Brock-Wilson
                                                --------------------------------
                                                Name:  Jane Brock-Wilson
                                                Title: Managing Member
                                                Address: One Boston Place,
                                                         Boston, MA 02108
                                                Facsimile No.: (617) 227-6105

                                           BERKSHIRE FUND IV, LIMITED
                                           PARTNERSHIP
                                           By: Fourth Berkshire Associates LLC,
                                               General Partner

                                           BY: /s/ Jane Brock-Wilson
                                                --------------------------------
                                                Name:  Jane Brock-Wilson
                                                Title: Managing Member
                                                Address: One Boston Place,
                                                         Boston, MA 02108
                                                Facsimile No.: (617) 227-6105

                           (signature page continues)

                                           BERKSHIRE FUND V, LIMITED
                                           PARTNERSHIP
                                           By: Fifth Berkshire Associates LLC,
                                               General Partner

                                           BY: /s/ Jane Brock-Wilson
                                               ---------------------------------
                                               Name:  Jane Brock-Wilson
                                               Title: Managing Member
                                               Address: One Boston Place,
                                                        Boston, MA 02108
                                               Facsimile No.: (617) 227-6105

                                           /s/ Jordan A. Kahn
                                           -------------------------------------
                                           JORDAN A. KAHN
                                                Address: 21 Pierce Avenue
                                                Wellesley, MA 02481
                                                Facsimile No.:

                                           THE JORDAN A. KAHN FAMILY LIMITED
                                           PARTNERSHIP

                                           BY: /s/ Jordan A. Kahn
                                               ---------------------------------
                                               Name: Jordan A. Kahn,
                                               Title:  General Partner
                                               Address: 21 Pierce Avenue
                                               Wellesley, MA 02481
                                               Facsimile No.:

                                  OTHER HOLDERS:

                                  [See Separate Joinder Signature Pages]